UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
__________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
__________________

Date of Report (Date of earliest event reported):  January 17, 2013
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NORTHERN TECHNOLOGIES INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-11038	41-0857886
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

4201 Woodland Road P.O. Box 69 Circle Pines, Minnesota	55014
(Address of Principal Executive Offices)	(Zip Code)

(763) 225-6600
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The 2013 Annual Meeting of Stockholders of Northern Technologies International Corporation (“NTIC”) was held on January 17, 2013. The final results of the stockholder vote on each proposal brought before the meeting were as follows:

	For	Against/ Withheld	Abstain	Broker Non-Votes
Proposal One— Election of directors, each to serve for a term of one year
Pierre Chenu	1,340,672	7,165	-	2,002,836
Soo-Keong Koh	1,340,672	7,165	-	2,002,836
Sunggyu Lee, Ph.D	1,340,672	7,165	-	2,002,836
G. Patrick Lynch	1,346,672	1,165	-	2,002,836
Ramani Narayan, Ph.D.	1,339,495	8,342	-	2,002,836
Richard J. Nigon	1,346,672	1,165	-	2,002,836
Konstantin von Falkenhausen	1,340,672	7,165	-	2,002,836

Proposal Two—Ratification of the selection of Baker Tilly Virchow Krause, LLP as NTIC’s independent registered public accounting firm for the year ending August 31, 2013	3,341,621	8,252	800	-

Each proposal was approved by NTIC’s stockholders by the required vote.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHERN TECHNOLOGIES
INTERNATIONAL CORPORATION

By:
Matthew C. Wolsfeld
Chief Financial Officer and Corporate Secretary

Dated:   January 18, 2013